                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                                  FORM 8-K/A


                                CURRENT REPORT


              PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


      Date of Report  (Date of earliest event reported) November 26, 1996


                   HOME HEALTH CORPORATION OF AMERICA, INC.
            (Exact name of registrant as specified in its charter)


       Pennsylvania                        23-2224800                0-26938
(State or other jurisdiction of  (IRS Employer Identification  (Commission File
       incorporation)                       No.)                      Number)




       2200 Renaissance Boulevard
               Suite 300
          King of Prussia, PA                                    19406
(Address of principal executive offices)                       (Zip code)



      Registrant's telephone number, including area code: (610) 272-1717



Exhibit index is located on page 20

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On November 27, 1996, Home Health Corporation of America, Inc. (the "Company") acquired from Randy DiSalvo all of the outstanding capital stock of R.S.D. Management, Inc., a provider of primarily Medicare cost-reimbursed nursing and related patient services (the "RSD Acquisition"). This transaction was previously reported on a Form 8-K dated November 27, 1996, as filed on December 13, 1996. This Form 8-K/A is being filed for the purpose of satisfying requirements of Item 7 of Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

a) Financial Statements

The following lists the historical financial statements of the companies acquired in the RSD Acquisition, attached hereto:

                                                                                        Page
                                                                                       ------
     Report of Simione, Scillia, Larrow & Dowling LLC                                    5

     Consolidated Balance Sheets as of June 30, 1996 (audited) and September
     30, 1996 (unaudited)                                                                6

     Consolidated Statements of Operations and Accumulated Deficit for the year ended June 30, 1996 (audited) and the three months ended September 30, 1995
     and 1996 (unaudited)                                                                7


     Consolidated Statements of Cash Flows for the year June 30, 1996 (audited) and the three months ended September 30, 1995 and 1996 (unaudited)
                                                                                         8

     Notes to Consolidated Financial Statements                                          9

b)   Unaudited Pro Forma Financial Information

The following lists the unaudited pro forma financial information of the companies acquired in the RSD Acquisition, attached hereto:

     Pro forma Consolidated Balance Sheet as of September 30, 1996                       16

     Pro forma Consolidated Statement of Operations for the year ended June 30,
     1996                                                                                17

     Pro forma Consolidated Statement of Operations for the three months ended
      September 30, 1996                                                                 18

     Notes to Pro Forma Consolidated Financial Statements                                19

c) Exhibits

     2.1* Stock Purchase Agreement among Home Health Corporation of America,
          Inc., Home Health Corporation of Delaware, Inc., Randy DiSalvo, R.S.D. Management, Inc., Nursing Services Home Care, Inc., Nursing Services Home Care, Ltd., Nursing Services Staffing of N.H., Inc. and Nursing Services, Inc.

     2.2* Amendment 1 to Stock Purchase Agreement among Home Health Corporation of America, Inc., Home Health Corporation of Delaware, Inc., Randy DiSalvo, R.S.D. Management, Inc., Nursing Services Home Care, Inc., Nursing Services Home Care, Ltd., Nursing Services Staffing of N.H., Inc. and Nursing Services, Inc.

     2.3* Amendment 2 to Stock Purchase Agreement among Home Health Corporation of America, Inc., Home Health Corporation of Delaware, Inc., Randy DiSalvo, R.S.D. Management, Inc., Nursing Services Home Care, Inc., Nursing Services Home Care, Ltd., Nursing Services Staffing of N.H., Inc. and Nursing Services, Inc.

     23.1 Consent of Independent Accountants



                       _________________________________

* Incorporated by reference to the Company's Form 8-K dated November 27, 1996, as filed on December 13, 1996.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Home Health Corporation of America, Inc.



Date:        February 11, 1997         /s/   Bruce J. Colburn
                                       -------------------------------------
                                       Name:  Bruce J. Colburn,
                                       Title: Chief Financial and Accounting
                                              Officer

REPORT OF INDEPENDENT AUDITORS



Board of Directors
R.S.D. Management, Inc. and Subsidiaries
Salem, New Hampshire



We have audited the accompanying consolidated balance sheet of R.S.D. Management, Inc. and Subsidiaries ("R.S.D.") as of June 30, 1996 and the related consolidated statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of R.S.D.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of R.S.D. Management, Inc. and Subsidiaries as of June 30, 1996 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ Simione, Scillia, Larrow & Dowling LLC



New Haven, Connecticut
October 18, 1996, except for Note 10 as to which the date is November 29, 1996

R.S.D MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                             September 30,           June 30,
                                                                1996                   1996
                                                          ------------------    -----------------
ASSETS                                                       (unaudited)            (audited)
CURRENT ASSETS
  Cash                                                          $     23,834         $     12,430
  Accounts receivable, less allowance for doubtful
    accounts of approximately $341,000 and
    $299,000                                                         615,135              916,214
  Accounts receivable pledged as collateral
    under financing arrangement                                    5,531,231            5,144,933
  Prepaid expenses and other current assets                          108,315              132,213
                                                                ------------         ------------
               Total current assets                                6,278,515            6,205,790
                                                                ------------         ------------

EQUIPMENT AND
  LEASEHOLD IMPROVEMENTS, net                                        211,503              224,634
                                                                ------------         ------------
                                                                $  6,490,018         $  6,430,424
                                                                ============         ============
LIABILITIES AND DEFICIENCY IN ASSETS
CURRENT LIABILITIES
  Line of credit                                                $  1,000,000         $  1,000,000
  Notes payable to stockholder and officers                        2,121,846            1,687,994
  Advances under financing arrangement                             2,897,018            3,327,966
  Accounts payable                                                   504,095              551,145
  Due to Medicare                                                    622,910              304,180
  Accrued payroll and related withholdings                           670,689              714,452
  Accrued insurance and interest                                     647,611              534,449
  Accrued consulting agreement                                        28,678                    -
                                                                ------------         ------------
               Total current liabilities                           8,492,847            8,120,186
                                                                ------------         ------------
ACCRUED CONSULTING AGREEMENT, less
current portion                                                      482,322                    -
                                                                ------------         ------------
DEFICIENCY IN ASSETS
  Common stock, Class A, no par value; 150 shares
   authorized, 10 shares issued and outstanding                          100                  100
 Common stock, Class B, no par value; 150 shares
  authorized, issued and outstanding                                     900                  900
 Accumulated deficit                                              (2,486,151)          (1,690,762)
                                                                ------------         ------------
                                                                  (2,485,151)          (1,689,762)
                                                                ------------         ------------
                                                                $  6,490,018         $  6,430,424
                                                                ============         ============

See notes to consolidated financial statements.

R.S.D. MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                     THREE MONTHS ENDED             YEAR ENDED
                                                          SEPTEMBER 30,              JUNE 30,
                                               -------------------------------
                                                    1996           1995                1996
                                               --------------  ---------------   ----------------
                                                          (UNAUDITED)                (AUDITED)
REVENUE
  Net service income                           $  4,495,720      $  4,412,373      $  18,349,585
  Interest income                                     2,071                 -              1,923
                                               ------------      ------------      -------------

       TOTAL REVENUE                              4,497,791         4,412,373         18,351,508
                                               ------------      ------------      -------------

COSTS AND EXPENSES
  Direct service costs                            3,187,202         2,829,988         12,256,231
  General and administrative expenses             2,105,978         1,852,107          7,305,087
                                               ------------      ------------      -------------

     TOTAL COSTS AND EXPENSES                     5,293,180         4,682,095         19,561,318
                                               ------------      ------------      -------------

NET LOSS                                           (795,389)         (269,722)        (1,209,810)

ACCUMULATED DEFICIT, Beginning                   (1,690,762)         (480,952)          (480,952)
                                               ------------      ------------      --------------

ACCUMULATED DEFICIT, Ending                    $ (2,486,151)     $   (750,674)     $  (1,690,762)
                                               ============      ============      ==============

See notes to consolidated financial statements.

R.S.D. MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            THREE MONTHS ENDED            YEAR ENDED
                                                              SEPTEMBER 30,               JUNE 30,
                                                         ---------------------------
                                                             1996          1995             1995
                                                         ------------  -------------   -----------------
                                                                 (UNAUDITED)               (AUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                           $  (795,389)     $  (269,722)      $  (1,209,810)
 Adjustments to reconcile net loss to net
 cash provided by (used in) operating activities
  Depreciation and amortization                          13,131           12,930              52,479
  Provision for bad debts                                14,446          200,000             295,395
  Changes in assets and liabilities:
     Accounts receivable                                (99,665)        (174,674)         (2,632,840)
     Prepaid expenses and other current assets           23,898           39,783             150,310
     Accounts payable                                   (47,050)         (54,062)            339,753
     Due to Medicare                                    318,730          150,000             (64,738)
     Accrued payroll and related withholdings           (43,763)         (22,238)            297,866
     Accrued insurance and interest                     113,162          (12,928)            382,486
     Accrued consulting agreement                       511,000                -                   -
                                                    -----------      -----------       -------------
        Net cash provided by (used in)
              operating activities                        8,500         (130,911)         (2,389,009)
                                                    -----------      -----------       -------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of equipment and leasehold
  improvements                                                -           (9,287)            (28,289)
                                                    -----------      -----------       -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Decrease in cash overdraft                                  -          (87,552)           (305,420)
  Net (repayments) advances under
    financing arrangement                              (430,948)               -           3,327,966
  Net borrowings (payments) on lines of credit                -            5,000            (750,000)
  Payments of notes payable                             (22,000)         (31,250)           (932,500)
  Proceeds from the issuance of notes payable           455,852          254,000           1,089,772
                                                    -----------      -----------       -------------
        Net cash provided by financing activities         2,904          140,198           2,429,818
                                                    -----------      -----------       -------------

        NET INCREASE IN CASH                             11,404                -              12,430
CASH, Beginning                                          12,430                -                   -
                                                    -----------      -----------       -------------
CASH, Ending                                        $    23,834      $         -       $      12,430
                                                    ===========      ===========       =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

   Cash paid for interest                           $    49,046      $    90,467       $     388,595
                                                    ===========      ===========       =============

See notes to consolidated financial statements.

R.S.D. MANAGEMENT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

The Company provides various types of homecare services to private homes and hospitals in Massachusetts and New Hampshire.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of R.S.D. Management, Inc. ("R.S.D. Management") and its wholly-owned subsidiaries, Nursing Services Homecare, Ltd., Nursing Services Homecare, Inc., Nursing Services Staffing of New Hampshire, Inc., and Nursing Services, Inc. (collectively, "R.S.D."). All intercompany balances and transactions are eliminated.

UNAUDITED FINANCIAL STATEMENTS -- The unaudited financial statements and the related notes for the three months ended September 30, 1996 and 1995 include all normal and recurring adjustments that, in the opinion of management, are necessary for a fair presentation and are prepared on the same basis as the audited financial statements. The interim financial results are not necessarily indicative of the results of the full fiscal year.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

EQUIPMENT AND LEASEHOLD IMPROVEMENTS - Equipment and leasehold improvements are recorded at cost. Maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts and the resulting gain or loss is reflected in operations. Depreciation of equipment is computed using the straight-line method over the estimated useful lives of the assets, ranging from 3 to 7 years. Leasehold improvements are amortized over their estimated useful life.

NET SERVICE INCOME - Net service income is reported at the estimated net realizable amounts from patients and third party payors.

INCOME TAXES - R.S.D. files consolidated federal income tax returns. For state income tax purposes, R.S.D. files a consolidated return for New Hampshire, and it files separate returns for each entity in Massachusetts. Although R.S.D. Management is ultimately liable for corporate income taxes resulting from consolidated tax returns, such taxes have been allocated to each subsidiary as if each subsidiary filed its own corporate tax returns. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities and the amount used for income tax purposes.

NOTE 2 - THIRD-PARTY RATE ADJUSTMENTS, REVENUE AND RECEIVABLE

The following percent of net service income was derived under the federal government's Medicare program:


                       Three months ended         Year ended
                        September 30,             June 30,
                      ---------------------
                         1996     1995             1996
                      ---------------------    -----------------
                         (unaudited)              (audited)
                         62%      62%                62%
                         ===      ===                ===

These revenues are based on cost reimbursement principles and are subject to audit and retroactive adjustment by the respective third-party fiscal intermediaries. R.S.D.'s Medicare cost reports have been audited through June 30, 1994. In the opinion of management, retroactive adjustments, if any, would not be material to the financial position or results of operations of R.S.D.

Accounts receivable includes amounts due from Medicare of $4,747,412 (unaudited) at September 30, 1996 and $4,263,215 (audited) at June 30, 1996. During the three months ended September 30, 1996 and the year ended June 30, 1996, significant delays were encountered in collecting Medicare accounts because of increased requests for documentation of charges. Collection of the Medicare portion of accounts receivable, which includes the following amounts over 180 days old, is dependent on Medicare's review and approval:


                        September 30,      June 30,
                           1996              1996
                     ---------------    ------------
                      (unaudited)       (audited)
                      $      668,000    $    340,000
                      ==============    ============

Because of the uncertainty associated with the Medicare approval process, it is reasonably possible that management's estimate of the amount of that receivable which is collectible may change in the near term. However, the amount of that change that is reasonably possible cannot be estimated.

NOTE 3 - ACCOUNTS RECEIVABLE FINANCING ARRANGEMENT

In January 1996, Nursing Services Homecare, Inc., Nursing Services Homecare, Ltd., and Nursing Services, Inc. entered into an agreement with a finance company to factor accounts receivable. Under the agreement, the companies are advanced 80 percent of eligible receivables, which are submitted weekly in batches. The fee charged by the finance company is based on a percentage of the amount advanced, calculated based on the average days required for collection. Any amount collected on the receivables in excess of the advanced amount and corresponding fee is remitted to the companies.

NOTE 4 - EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements consist of the following:

                                         September 30,           June 30,
                                             1996                  1996
                                         --------------       --------------
                                          (unaudited)            (audited)
    Office and medical equipment         $      285,797       $      285,797
    Leasehold improvements                      106,365              106,365
                                         --------------       --------------
                                                392,162              392,162
    Less accumulated depreciation
      and amortization                          180,659              167,528
                                         --------------       --------------
                                         $      211,503       $      224,634
                                         ==============       ==============

NOTE 5 - LINE OF CREDIT

R.S.D. Management's wholly-owned subsidiary, Nursing Services Homecare, Inc., has a $1,000,000 line of credit that was utilized fully at June 30, 1996 (audited) and at September 30, 1996 (unaudited). The line bears interest at the 30-day Commercial Paper Rate plus 2.95 percent (8.3 percent at September 30, 1996 and 8.4 percent at June 30, 1996) and expires in April 1997. The line is collateralized by securities owned by an officer of R.S.D. Management and is guaranteed by the companies in the consolidated group.

In November 1995, R.S.D.'s $1,750,000 line of credit expired.

NOTE 6 - NOTES PAYABLE TO STOCKHOLDER AND OFFICERS

All notes payable are unsecured and consist of the following:

                                                          September 30,       June 30,
                                                              1996              1996
                                                         ---------------  ---------------
                                                           (unaudited)       (audited)
     Notes payable to stockholder with interest at
     10 percent per annum, payable on demand.                 $  986,846       $  652,994

     Notes payable to officers with interest at
     14 percent per annum, payable on demand.                    835,000          735,000

     Note payable to stockholder with interest at
     12 percent per annum.  Beginning  January
     1995, monthly payments of principal and
     interest of $6,673 are required through
     January 2000.  No principal repayments
     have been made as of September 30, 1996.
     Accordingly, the balance of the note is
     classified as a current liability.                          300,000          300,000
                                                              ----------       ----------

                                                              $2,121,846       $1,687,994
                                                              ==========       ==========

Interest expense was $119,331and $90,470 (both unaudited) for the three months ended September 30, 1996 and 1995 and $460,948 (audited) for the year ended June 30, 1996. Of those amounts, $45,382 and $32,157 (both unaudited) for the three months ended September 30, 1996 and 1995 and $190,269 (audited) for the year ended June 30, 1996 were related to notes payable to the stockholder and officers. Accrued interest amounted to $56,356 (unaudited) at September 30,
1996 and $29,589 (audited) at June 30, 1996.   Of the accrued interest, $15,796
(unaudited) at September 30, 1996 and $11,460 (audited) at June 30, 1996 are payable to the stockholder and officers.

NOTE 7 -- CONSULTING AGREEMENT

During October 1996, R.S.D. entered into a noncancellable consulting agreement with Richard W. McDonough Associates. The agreement requires monthly payments in various amounts equaling an annual payment of $75,000 through February 2008.

For the term of the agreement, the consultant shall provide R.S.D. with: technical advice and assistance in connection with R.S.D.'s business and advice on strategic matters relating to the expansion of R.S.D.'s business; direction for establishing a government affairs division within R.S.D., and once established, to act as an interim director thereof until a permanent director is chosen by R.S.D.; and direction and guidance whenever R.S.D. must appear before or make a presentation to any regulatory authority.

The agreement may be terminated upon the death of the consultant or physical or mental incapacity of the consultant that prevents the consultant from substantially fulfilling his obligations. The agreement may also be terminated at any time by R.S.D. with written notice to the consultant. However, termination of the agreement has no effect on the consultant's right to receive the fees noted above.

Because of its unconditional nature, the present value of the payment obligation under this agreement has been determined using a discount rate of 10 percent and is recognized as a liability in the accompanying balance sheet at $511,000. The present value of the future maturities of the liability are as follows:

               Year ending
              September 30,
              -------------
               (unaudited)
                1997                      $ 28,678
                1998                        28,090
                1999                        31,031
                2000                        34,280
                2001                        37,870
             Thereafter                    351,051
                                          --------

                                          $511,000
                                          ========

NOTE 8 - OPERATING LEASES

R.S.D. occupies office space in several locations under various operating leases expiring between 1996 and 1999. In addition to minimum lease payments, one lease provides that real estate taxes and operating expenses be paid by R.S.D.. Rental expense amounted to $58,469 and $55,026 (both unaudited), for the three months ended September 30, 1996 and 1995 and $229,266 (audited) for the year ended June 30, 1996.

In addition, R.S.D. leases vehicles under operating leases which expire in June and July 1997. Total lease expense amounted to $5,335 and $5,399 (both unaudited) for the three months ended September 30, 1996 and 1995 and $24,648 (audited) for the year ended June 30, 1996.

Future minimum lease payments under noncancellable leases are as follows:

       Year ending September 30,
       -------------------------
           (unaudited)
             1997                         $  209,888
             1998                             90,453
                                          ----------

                                          $  300,341
                                          ==========

NOTE 9 - INCOME TAXES

Deferred tax assets are as follows:

                                         September 30,       June 30,
                                             1996              1996
                                         --------------   -------------
                                          (unaudited)       (audited)
     Total deferred tax assets              $   554,137     $   445,194

     Valuation allowance                      (554,137)       (445,194)
                                           ------------    ------------

                                           $          -    $          -
                                           ============    ============

The deferred tax asset results from basis differences in certain trade accounts receivable and the benefit of available federal and state net operating loss carryforwards.

R.S.D.'s management has determined that a valuation allowance is required due to the uncertainty that future operations will generate sufficient taxable income to realize the deferred tax assets.

The valuation allowance increased (decreased) as follows:

                    Three months ended               Year ended
                        September 30,                  June 30,
              --------------------------------
                  1996              1995                1996
              -------------    ---------------   ----------------
                        (unaudited)                  (audited)
                 $  108,943        $  (23,100)       $    370,194
                 ==========        ===========       ============

R.S.D. had net operating loss carryforwards for federal and state tax reporting purposes of approximately $1,645,000 and $875,000 (both unaudited) at September 30, 1996 and 1995 and $1,385,000 (audited) at June 30, 1996. If not utilized to offset future taxable income, those carryforwards will begin to expire in tax years in 2007 for federal purposes and in 1998 for state purposes.

NOTE 10 -- SUBSEQUENT EVENT

On November 29, 1996, R.S.D. Management's sole shareholder sold the stock held in R.S.D. Management to Home Health Corporation of America, Inc.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated statements of operations for the year ended June 30, 1996 and the three months ended September 30, 1996 reflect the operations of the companies acquired in the RSD Acquisition as if such acquisition occurred as of July 1, 1995 and 1996, respectively. The RSD Acquisition is accounted for as a purchase.

The unaudited pro forma consolidated balance sheet at September 30, 1996 reflect the accounts of the companies acquired in the RSD Acquisition as if such acquisition occurred on September 30, 1996.

The unaudited pro forma consolidated financial statements do not purport to represent what the Company's actual results of operations or financial condition would have been had the RSD Acquisition occurred as of such dates, or to project the Company's results of operations or financial condition for any period or date, nor does it give effect to any matters other than those described in the notes thereto. In addition, the allocations of purchase price to the assets and liabilities of the companies acquired in the RSD Acquisition are preliminary and the final allocations may differ from the amounts reflected therein. The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable. These adjustments are directly attributable to the acquisition and are expected to have a continuing impact on the financial condition and results of operations of the Company. The unaudited pro forma consolidated financial statements should be read in conjunction with the respective historical financial statements of the Company, as filed on Form 10-K on September 30, 1996 and Form 10-Q on November 14, 1996, and the RSD Acquisition, included elsewhere in this Form 8-K/A.

           HOME HEALTH CORPORATION OF AMERICA, INC. AND SUBSIDIARIES
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1996
                                  (UNAUDITED)
                            (AMOUNTS IN THOUSANDS)

                                                          HISTORICAL                      PRO FORMA
                                                ----------------------------    ----------------------------
                                                                   RSD
                ASSETS                              HHCA      ACQUISITION (1)   ADJUSTMENTS            TOTAL
                                                -----------   ---------------   -------------       ------------
Current assets:
  Cash                                           $   2,041         $      24       $        -        $    2,065
  Accounts receivable                               28,525             6,146                -            34,671
  Inventories                                        1,584                 -                -             1,584
  Prepaid expenses and other                           688               108                -               796
  Deferred taxes                                       862                 -                -               862
                                                 ---------         ---------       ----------        ----------
     Total                                          33,700             6,278                -            39,978
Property and equipment                               9,184               212                -             9,396
Goodwill                                            31,051                 -            7,670 (2)        38,721
Other assets                                         1,054                 -                -             1,054
                                                 ---------         ---------       ----------        ----------
     Total assets                                $  74,989         $   6,490       $    7,670        $   89,149
                                                 =========         =========       ==========        ==========
           LIABILITIES

Current Liabilities:
  Long-term debt, current portion                $   3,409         $   6,019       $   (6,019)(3)    $    3,409
  Accounts payable                                   2,353               504                -             2,857
  Accrued salaries                                   2,277               671                -             2,948
  Accrued expenses                                   1,660             1,299                -             2,959
  Income taxes payable                                 966                 -                -               966
                                                 ---------         ---------       ----------        ----------
                                                    10,665             8,493           (6,019)           13,139
Long-term debt, net                                 22,566                 -           10,404 (3)        32,970
Other noncurrent liabilities                           698               482                -             1,180
Deferred taxes                                         126                 -                -               126
                                                 ---------         ---------       ----------        ----------
     Total liabilities                              34,055             8,975            4,385            47,415
Common stock, no par, mezzanine                        500                 -                -               500

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, no par                                34,400                 1              799 (2)(3)     35,200
Retained earnings (deficit)                          6,048            (2,486)           2,486 (2)         6,048
Subscriptions receivable                               (14)                -                -               (14)
                                                 ---------         ---------       ----------        ----------
     Total stockholders' equity (deficit)           40,434            (2,485)           3,285            41,234
                                                 ---------         ---------       ----------        ----------
      Total liabilities and stockholder's
         equity (deficit)                        $  74,989         $   6,490       $    7,670           $89,149
                                                 =========         =========       ==========        ==========

      See notes to unaudited pro forma consolidated financial statements.

           HOME HEALTH CORPORATION OF AMERICA, INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED JUNE 30, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          HISTORICAL                         PRO FORMA
                                               ---------------------------------- -----------------------------------
                                                                     RSD
                                                     HHCA       ACQUISITION  (4)    ADJUSTMENTS            TOTAL
                                               ---------------  ----------------  ---------------     ---------------
Net revenues                                   $        87,694  $         18,350  $           822 (5) $       106,866

Operating Costs and Expenses:
  Patient care costs                                    42,050           12,256                 -              54,306
  General and administrative                            32,893            6,496                 -              39,389
  Provision for doubtful accounts                        2,848              295                 -               3,143
  Depreciation                                             784               52               (8) (6)             828
  Amortization                                           1,016                -               237 (6)           1,253
  Interest expense, net                                  1,454              459               467 (7)           2,380
  Bridge financing                                         913                -                -                  913
                                               ---------------  ----------------  ---------------     ---------------

 Total expenses                                         81,958            19,558              696             102,212
                                               ---------------  ----------------  ---------------     ---------------

       Income before provision for income
         taxes and extraordinary item                    5,736           (1,208)              126               4,654

Provision for income taxes                               2,348                 -            (443)(8)            1,905
                                               ---------------  ----------------  ---------------     ---------------

       Income before extraordinary item        $         3,388  $        (1,208)  $           569     $         2,749
                                               ===============  ================  ===============     ===============

Per Share Data:
Net income available to common stockholders
      before extraordinary item                $         2,550                                        $         1,911
                                               ===============                                        ===============

Earnings per share before extraordinary item   $          0.39                                        $          0.29
                                               ===============                                        ===============

Weighted average common and common
     equivalent shares outstanding                       6,468                                                  6,562 (9)
                                               ===============                                        ===============

      See notes to unaudited pro forma consolidated financial statements.

           HOME HEALTH CORPORATION OF AMERICA, INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          HISTORICAL                     PRO FORMA
                                                   --------------------------    -----------------------------
                                                                 RSD
                                                     HHCA     ACQUISITION (4)     ADJUSTMENTS          TOTAL
                                                   ---------  ---------------    --------------     ----------
Net revenues                                         25,302          $4,498            $ 114 (5)     $29,914

Operating Costs and Expenses:
     Patient care costs                              12,226           3,187                           15,413
     General and administrative                       8,819           1,959                           10,778
     Provision for doubtful accounts                    906              14                              920
     Depreciation                                       260              13               (2)(6)         271
     Amortization                                       355               -               86 (6)         441
     Interest expense, net                              431             119               89 (7)         639
                                                   --------     -----------      -----------         -------

 Total expenses                                      22,997           5,292              173          28,462
                                                   --------     -----------      -----------         -------

         Income before provision for income taxes
           and extraordinary item                     2,305            (794)             (59)          1,452

Provision for income taxes                              899               -             (349)(8)         550
                                                   --------      ----------      -----------         -------

          Income before extraordinary item          $ 1,406          $ (794)           $ 290         $   902
                                                   ========      ==========      ===========         =======

Per Share Data:
Net income available to common
     stockholders before extraordinary item         $ 1,406                                          $   902
                                                   ========                                          =======

Earnings per share before extraordinary item        $  0.17                                          $  0.11
                                                   ========                                          =======

Weighted average common and common
  equivalent shares outstanding                       8,182                                            8,276 (9)
                                                   ========                                          =======


      See notes to unaudited pro forma consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

PRO FORMA CONSOLIDATED BALANCE SHEETS

(1) Represents the historical balance sheet of the RSD Acquisition. This acquisition is accounted for as a purchase in the pro forma consolidated balance sheet.

(2)  Adjusts assets and liabilities of the RSD Acquisition to fair market value.

(3) Reflects the consideration for the RSD Acquisition which includes $1.0 million of notes payable to the sellers with interest at 8.0% per annum, $800,000 in common stock of the Company and $9.4 million in cash. The cash portion of the consideration was financed through the Company's senior credit facility.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(4) Represents the historical results of operations of the RSD Acquisition for the year ended June 30, 1996 and the three months ended September 30, 1996. This acquisition is accounted for as a purchase in the pro forma consolidated statements of operations.

(5) Reflects the pro forma allocation of corporate expenses, which results in corresponding adjustments to net revenues for cost-based reimbursed Medicare agencies.

(6) Reflects increases (decreases) in the historical amounts of the net assets of the RSD Acquisition for depreciation resulting from the revaluation in purchase accounting of fixed assets and for the amortization of goodwill over 25 years.

(7) Reflects the additional interest expense that would have been incurred if the RSD Acquisition had occurred as of July 1, 1995 and 1996. The interest rates of 9% and 8% per annum used to calculate pro forma interest expense on the debt required to fund the cash payments for this acquisition reflects the Company's weighted average borrowing rate on its senior credit facility for the fiscal year ended June 30, 1996 and the three months ended September 30, 1996, respectively. The interest rate used to calculate pro forma interest expense on the seller notes of 8.0% per annum represents the rate of interest on those notes.

(8) Reflects the adjustments to income taxes which would have been provided on the pro forma income before provision for income taxes and extraordinary item using the Company's effective tax rate at June 30, 1996 of 41%.

(9) The weighted average shares outstanding used in calculating pro forma net income per share reflects the shares that would have been outstanding if the shares issued as partial consideration for the RSD Acquisition had been issued as of July 1, 1995 and 1996. The shares issued in connection with the RSD Acquisition were issued at $10.63 per share.

EXHIBIT INDEX

     2.1* Stock Purchase Agreement among Home Health Corporation of America,
          Inc., Home Health Corporation of Delaware, Inc., Randy DiSalvo, R.S.D. Management, Inc., Nursing Services Home Care, Inc., Nursing Services Home Care, Ltd., Nursing Services Staffing of N.H., Inc. and Nursing Services, Inc.

     2.2* Amendment 1 to Stock Purchase Agreement among Home Health Corporation of America, Inc., Home Health Corporation of Delaware, Inc., Randy DiSalvo, R.S.D. Management, Inc., Nursing Services Home Care, Inc., Nursing Services Home Care, Ltd., Nursing Services Staffing of N.H., Inc. and Nursing Services, Inc.

     2.3* Amendment 2 to Stock Purchase Agreement among Home Health Corporation of America, Inc., Home Health Corporation of Delaware, Inc., Randy DiSalvo, R.S.D. Management, Inc., Nursing Services Home Care, Inc., Nursing Services Home Care, Ltd., Nursing Services Staffing of N.H., Inc. and Nursing Services, Inc.

     23.1 Consent of Independent Accountants



                         ____________________________

 .    Incorporated by reference to the Company's Form 8-K dated November 27,
     1996, as filed on December 13, 1996.